Exhibit 99.1

Contact:

Ana Lopez

Evan Smith, CFA / Erica Pettit

SFBC International, Inc.

KCSA Worldwide

305-895-0304

212-896-1251 / 212-896-1248

SFBC International Reports Record Results for Third Quarter 2004

MIAMI, October 27, 2004 -- SFBC International, Inc. (NASDAQ: SFCC), a provider of specialized drug development services to global and specialty pharmaceutical, biotechnology and generic drug companies, today announced its record operating results for the third quarter 2004 ended September 30, 2004.

Revenue for the third quarter 2004 was $40.4 million compared to $29.1 million for the quarter ended September 30, 2003, an increase of 38.8 percent. For the third quarter 2004, SFBC recorded net revenues by geographic region of $22.7 million from U.S. operations and $17.6 million from foreign operations. SFBC reported gross margins of 45.8 percent in the third quarter of 2004 compared with gross margins of 40.2 percent in the prior year's period. Net earnings for the third quarter of 2004 increased 53.9 percent to $5.3 million compared to $3.4 million for the third quarter of 2003. The current quarter included additional expenses associated with Section 404 compliance. Capital expenditures were approximately $3.4 million in the third quarter of 2004, which was primarily attributable to the initial software implementation for managing late-stage drug development services. Earnings per fully diluted share were $0.34 in the third quarter of 2004 compared to $0.28 in the third quarter of 2003, an increase of 20.9 percent. Average shares used in computing earnings per share for the third quarter of 2004 reflect an increase of 27.3 percent primarily due to the November 2003 stock offering, the August 2004 share repurchase, the exercise of options and warrants, and the acquisition of Clinical Pharmacology in August 2003 and Taylor Technology in August 2004.

Revenue for the first nine months of 2004 was $110.3 million, an increase of 57.0 percent, compared to $70.2 million for the first nine months ended September 30, 2003. For the first nine months of 2004, SFBC recorded net revenues by geographic region of $57.6 million from U.S. operations and $52.6 million from foreign operations. For the first nine months of 2004, the Company reported gross margins of 45.0 percent compared with gross margins of 42.1 percent in the prior year’s period. Net earnings for the first nine months of 2004 increased 85.9 percent to $13.7 million compared to $7.4 million for the first nine months of 2003. Capital expenditures were approximately $19.7 million in the first nine months of 2004, including approximately $12.1 million that was used to purchase the property that houses SFBC’s Miami operations and corporate headquarters. Earnings per fully diluted share were $0.87 in the first nine months of 2004 compared to $0.62 in the first nine months of 2003, an increase of 39.4 percent. Average shares used in computing earnings per share for the first nine months of 2004 reflect an increase of 33.4 percent primarily due to the November 2003 stock offering, the August 2004 share repurchase, the exercise of options and warrants, and the acquisition of Clinical Pharmacology in August 2003 and Taylor Technology in August 2004.

Third Quarter 2004 Events:

▪

Closed on the accretive acquisition of Taylor Technology, Inc. (TTI), a private company focused primarily on bioanalytical laboratory services, for approximately $20.9 million, comprised of approximately $16.9 million in cash and approximately $4.0 million in restricted common stock of SFBC International, in exchange for 100% of the stock of TTI.

▪

Announced the planned opening of a 10,000 square-foot, state-of-the-art bioanalytical laboratory, solely devoted to the LC-MS-MS technology platform, at SFBC Anapharm's Toronto facility in January 2005. The Company intends to invest approximately $4.0 million in capital expenditures, comprised of equipment, software and build out, for the new bioanalytical laboratory.

▪

Sold total aggregate principal amount of $143.75 million of its 2.25% Convertible Senior Notes due 2024. The Company used approximately $25 million of the net proceeds from the offering to complete the repurchase of 820,000 shares of its common stock. The net proceeds to SFBC, after the share repurchase and transaction costs, were approximately $113 million. SFBC intends to use these remaining proceeds for acquisitions and general corporate purposes.

Recent Events:

▪

R&D Directions ranked SFBC International #13 on its list of public contract research organizations, ranked by contract research revenue. In addition, SFBC also was ranked the fastest-growing public contract research organization.

▪

Forbes ranked SFBC International #18 on its list of 200 Best Small Companies for 2004, ranked by a consistent pattern of positive growth during a five-year period, as well as over the last 12 months, marking the third consecutive year that SFBC was included on this list. In addition, SFBC’s Board of Directors scored better than 99% of the companies in its index, based upon corporate governance criteria.

“Our financial results for the quarter, as well as our recent rankings for #18 and #1 fastest growing company in Forbes and R&D Directions, respectively, reflect the strength of our business across all of our services in the U.S. and internationally,” commented Lisa Krinsky, M.D., chairman and president of SFBC International. “We are very encouraged by the record results we have delivered for the first nine months of 2004 and we believe we are well-positioned for long-term growth, through our internal initiatives and acquisition strategy. During the quarter we announced several key initiatives including the acquisition of Taylor Technology and the commencement of the build out of our bioanalytical facility in Toronto. Including these two initiatives, we will now have bioanalytical capacity to support our continued growth and accommodate the significant demand we have seen for these services.”

Arnold Hantman, chief executive officer of SFBC International, stated, “We continue to look for innovative ways to implement the acquisition strategy that complements our strong organic growth each quarter. During the quarter, we completed our $143.75 million convertible bond offering to provide ourselves with the flexibility to capitalize on significant opportunities that we believe exist within the marketplace. We remain committed to our stringent criteria for acquisitions, including a strong management team, immediately accretive to earnings, and adding to or complementing our existing operations and capabilities.”

Pro Forma Financial Information

The "pro forma" tables below reflect SFBC's actual results of operations for the third quarter and first nine months ended September 30, 2004 and its pro forma results of operations for that quarter and first nine months of 2004. The pro forma adjustment reflects the application of U.S.$1,029,193 in the third quarter 2004 and U.S.$3,144,823 in the first nine months of 2004 in Canadian tax credits and reclassifies the credits to the costs which generated them. Under U.S. generally accepted accounting principles ("GAAP"), the tax credits are applied as a reduction of "Income tax expense" on the income statement rather than against the actual costs that generated the credits.

SFBC's effective tax rate in the third quarter of 2004 was 27.6 percent compared with 20.3 percent in the third quarter of 2003. SFBC's effective tax rate in the first nine months of 2004 was 25.3 percent compared with 18.4 percent in the first nine months of 2003.

This unaudited pro forma presentation, which is not in conformity with GAAP, assists SFBC's management in comparing its operating margins and income tax rate with those of other companies in its sector. For this reason SFBC believes the pro forma table is useful to investors, but it is presented only for informational purposes and should not be considered to be a substitute for its GAAP results.

Fiscal 2004 Guidance

SFBC anticipates complying with Section 404 of the Sarbanes-Oxley Act, which relates to management’s assessment of its internal controls, by its December 31, 2004 deadline. SFBC anticipates that the cost of the implementation, including its auditors’ fees to assess and test SFBC’s compliance and provide the Section 404 audit opinion, will be approximately $1.1 million for 2004, with approximately 45% of these expenses incurred in the first nine months of 2004. SFBC believes these costs are consistent with other companies of its size and with multiple locations.

Based upon the strength of SFBC's current business and the anticipated expenses related to Section 404 compliance, SFBC is reiterating its guidance of approximately $147 - $155 million in revenue and earnings per share of $1.16 - $1.23 for fiscal 2004.

Conference Call Information

SFBC will host a live conference call and listen-only Webcast to discuss its third quarter 2004 results at 10:00 a.m. Eastern Time Thursday, October 28, 2004. To participate in the conference call, please dial (800) 473-6123 (United States) or (973) 582-2706 (International). A listen-only Webcast of the conference call will be available at www.sfbci.com.

For those unable to participate in the live conference, there will be an audio replay available from October 28, 2004 at 11:00 a.m. Eastern Time through November 12, 2004 at 11:59 p.m. Eastern Time, by dialing (877) 519-4471 (United States) or (973) 341-3080 (International) and entering the pass code: 5274640 for both telephone numbers. In addition, a replay of the live Webcast will also be available at www.sfbci.com from October 28, 2004 at 11:00 a.m. Eastern Time through November 27, 2004 at 11:59 p.m. Eastern Time.

About SFBC International, Inc.

SFBC International, Inc. is a contract research organization, providing a range of specialized drug development services to pharmaceutical, biotechnology and generic drug companies. The company is a provider of early clinical development services, specializing primarily in the areas of Phase I and Phase II clinical trials and bioanalytical laboratory services. SFBC also provides a range of complementary services to its clients, including early clinical pharmacology research, biostatistics and data management, and regulatory and drug submission as well as Phase III and Phase IV clinical trial management services in select therapeutic areas. Additional information is available at the Company's website, www.sfbci.com.

Forward-Looking Statements

The statements made in this press release concerning 2004 guidance, completing further acquisitions, our growth potential, our bioanalytical capacity, the opening of our new laboratory, and Sarbanes-Oxley costs are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"). Additionally words such as "seek," "intend," "believe," "plan," "estimate," "expect," "anticipate" and other similar expressions are forward-looking statements within the meaning of the Act. Some or all of the results anticipated by these forward-looking statements may not occur. Forward-looking statements involve known and unknown risks and uncertainties. Factors that could cause or contribute to such differences include, but are not limited to, changes affecting the clinical research industry, a reduction of outsourcing by pharmaceutical and biotechnology companies, our ability to compete in attracting pharmaceutical companies in order to develop additional business, our continued ability to recruit participants for clinical studies, our clients' ability to provide the drugs and medical devices used in its clinical trials, the economic climate nationally and internationally as it affects drug development operations, United States and foreign regulatory changes, competitive pressures, delays in obtaining necessary equipment, availability of skilled personnel, financial market conditions, and the future market price of our common stock. Further information on our risk factors is contained in our Form 10-K and other filings with the Securities and Exchange Commission. The information provided herein and in the attached tables is as of the date of this release and we assume no obligation to update this information.

# # #

SFBC INTERNATIONAL, INC. AND SUBSIDIARIES

SELECTED PROFORMA QUARTERLY DISCLOSURES

FOR THE THREE AND NINE-MONTH PERIODS ENDED SEPTEMBER 30, 2004 (all in $USD)

Recast proforma income statement to reflect the impact

of Canadian tax credits

	Reported Actual Results For The Quarter Ended 9/30/2004		Canadian Tax Credit Reclass For The Quarter Ended 9/30/2004 (A)	Adjusted Proforma Income Reflecting Canadian Tax Credits For The Quarter Ended 9/30/2004 (B)

Net revenue	$40,360,663	100.0%		$40,360,663	100.0%

Costs and expenses
Direct costs	$21,872,811	54.2%	$(878,783)	20,994,028	52.0%
Selling, general and administrative expenses	$10,816,253	26.8%	$(150,410)	10,665,843	26.4%
Total costs and expenses	32,689,064	81.0%	(1,029,193)	31,659,871	78.4%
Earnings from operations	7,671,599	19.0%	1,029,193	8,700,792	21.6%
Other income (expense)
Interest income	$401,775			401,775
Interest expense	$(749,565)			(749,565)
Total other income (expense)	(347,790)		—	(347,790)
Earnings before taxes and minority interest	7,323,809		1,029,193	8,353,002
Income tax expense	$2,020,821	27.6%	$1,029,193	3,050,014	36.5%
Earnings before minority interest	$5,302,988	13.1%	$—	$5,302,988	13.1%
Minority interest	32,188			32,188
Net earnings	$5,270,800	13.1%		$5,270,800	13.1%
Earnings per share:
Basic	$0.35			$0.35
Diluted	$0.34			$0.34
Shares used in computing earnings per share:
Basic	15,094,518			15,094,518
Diluted	15,713,187			15,713,187

SFBC INTERNATIONAL, INC. AND SUBSIDIARIES

SELECTED PROFORMA QUARTERLY DISCLOSURES

FOR THE THREE AND NINE-MONTH PERIODS ENDED SEPTEMBER 30, 2004 (all in $USD) (continued)

Recast proforma income statement to reflect the impact

of Canadian tax credits

	Reported Actual Results For Nine—Month Period Ended 9/30/2004		Canadian TAX Credit Reclass For The Nine—Month Period Ended 9/30/2004 (A)	Adjusted Proforma Income Reflecting Canadian Tax Credits For The Nine—Month Period Ended 9/30/2004 (B)

Net revenue	$110,264,251	100.0%		$110,264,251	100.0%

Costs and expenses
Direct costs	$60,634,216	55.0%	$(2,661,652)	57,972,564	52.6%
Selling, general and administrative expenses	$30,701,248	27.8%	$(483,171)	30,218,077	27.4%
Total costs and expenses	91,335,464	82.8%	(3,144,823)	88,190,641	80.0%
Earnings from operations	18,928,787	17.2%	3,144,823	22,073,610	20.0%
Other income (expense)
Interest income	$767,873			767,873
Interest expense	$(990,244)			(990,244)
Total other income (expense)	(222,371)		—	(222,371)
Earnings before taxes and minority interest	18,706,416		3,144,823	21,851,239
Income tax expense	$4,735,382	25.3%	$3,144,823	7,880,205	36.1%
Earnings before minority interest	$13,971,034	12.7%	$—	$13,971,034	12.7%
Minority interest	226,596			226,596
Net earnings	$13,744,438	12.5%		$13,744,438	12.5%
Earnings per share:
Basic	0.91			0.91
Diluted	0.87			0.87
Shares used in computing earnings per share:
Basic	15,127,654			15,127,654
Diluted	15,823,859			15,823,859

(A)   The Canadian government encourages research and development activities by partially offsetting their costs through tax credits. Under United States GAAP, these credits are applied against "Income tax expense" on the income statement rather than against the underlying "Direct costs" or "Selling, general and administrative expenses" that generated the credit. Our current statutory rate on profits for United States operations is approximately 40%. The statutory tax rate in Quebec, Canada, where our principal Canadian operations are located, is approximately 33% (before the application of the tax credits).

SFBC INTERNATIONAL, INC. AND SUBSIDIARIES

SELECTED PROFORMA QUARTERLY  DISCLOSURES

FOR THE THREE AND NINE-MONTH PERIODS ENDED SEPTEMBER 30, 2004 (all in $USD) (continued)

Recast proforma income statement to reflect the impact

of Canadian tax credits

(B)   During the quarter and nine-month period ended September 30, 2004, our Canadian operations generated $1.0 million and $3.1 million, respectively, in tax credits. This column shows the pro forma impact on our operating results and ratios as if these credits were applied against the underlying expense line items that generated the credit rather than applying the credits against "Income tax expense." We believe that the above pro forma presentation, which is not in conformity with GAAP, assists our management in comparing our operating margins and income tax rates to those of other companies in our sector. For this reason, we believe the pro forma table is useful to investors, but it is presented only for informational purposes and should not be considered as a substitute for our GAAP results.

Net revenue by geographic region

	The Quarter Ended 9/30/2004	The Nine-Month Period Ended 9/30/2004

Net revenue from foreign operations	$17,629,109	$52,641,973
Net revenue from US operations	22,731,554	57,622,278

Total for the period ended September 30, 2004	$40,360,663	$110,264,251

SFBC INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2004

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003

Net revenue	$40,360,663	$29,078,652	$110,264,251	$70,232,241
Costs and expenses
Direct costs	21,872,811	17,396,095	60,634,216	40,653,670
Selling, general and administrative expenses	10,816,253	7,284,094	30,701,248	20,331,372
Total costs and expenses	32,689,064	24,680,189	91,335,464	60,985,042
Earnings from operations	7,671,599	4,398,463	18,928,787	9,247,199
Other income (expense)
Interest income	401,775	26,469	767,873	116,155
Interest expense	(749,565)	(126,418)	(990,244)	(303,439)
Total other income (expense)	(347,790)	(99,949)	(222,371)	(187,284)
Earnings before income taxes and minority interest	7,323,809	4,298,514	18,706,416	9,059,915
Income tax expense	2,020,821	873,549	4,735,382	1,667,600
Earnings before minority interest	5,302,988	3,424,965	13,971,034	7,392,315
Minority interest in joint venture	32,188	—	226,596	—-
Net earnings	$5,270,800	$3,424,965	$13,744,438	$7,392,315
Earnings per share:
Basic	$0.35	$0.30	$0.91	$0.67
Diluted	$0.34	$0.28	$0.87	$0.62
Shares used in computing earnings per share:
Basic	15,094,518	11,503,698	15,127,654	11,060,832
Diluted	15,713,187	12,340,712	15,823,859	11,859,645

SFBC INTERNATIONAL, INC. AND SUBSIDIARIES

SELECTED CONSOLIDATED BALANCE SHEET INFORMATION

AS OF SEPTEMBER 30, 2004 AND DECEMBER 31, 2003

	(Unaudited) September 30, 2004	(Audited) December 31, 2003

ASSETS
Cash, equivalents, and investments in marketable securities	151,590,314	59,931,998
Accounts receivable	45,617,147	32,857,531
Total current assets	204,167,253	98,530,957

Fixed assets	44,086,262	24,177,018

Total assets	323,697,849	173,050,602

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities	19,816,043	19,149,926

Total liabilities	177,138,832	23,107,330

Stockholders' equity	146,559,017	149,943,272

Total liabilities and stockholders' equity	323,697,849	173,050,602